SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d)  of  the  Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)  February 6, 2001


         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
    (Exact name of Registrant as specified in its charter)



       Delaware                    0-4258           22-1897375
(State or other jurisdiction   (Commission         (IRS Employer
     of incorporation)         File Number)   Identification Number)



       3499 Route 9N, Suite 3C, Freehold, NJ  07728
        (Address of principal executive offices)



     Registrant's telephone number, including area code  (732) 577-9996




     (Former name or former address, if changed since last report.)



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     Item 5.  Other Events.

        On February 6, 2001, Monmouth Real Estate Investment Corporation (Registrant) assumed a leasehold interest in a 388,671 square foot warehouse facility in St. Joseph, Missouri from Butler Real Estate, Inc. (Butler), an unrelated entity, for a total cost of approximately $12,500,000. This lease was between Butler and the City of St. Joseph, Missouri (the City). The Company paid approximately $100,000 in cash, used approximately $3,100,000 of its revolving line of credit with Summit Bank, issued a note for $500,000 to Butler and entered into a new lease with the City for the remainder. The lease obligation with the City amounts to $8,850,000 payable at 8.12% over 15 years or $1,022,273 per year. The note to Butler is also payable at 8.12% over 15 years. This warehouse facility is 100% subleased to The Mead Corporation on a net-lease for 15 years at $1,238,621 per year based upon amortization of the total rental payments for scheduled rent over the remaining lease term. At the end of the lease term, Monmouth Real Estate Investment Corporation may purchase the warehouse facility from the City for $100. Monmouth Real Estate Investment Corporation will account for this transaction as a purchase. The property acquired is commercial rental property and will continue to be used as such.

     The following are the material factors to be considered in assessing the property:

       * Description of Property - The property acquired is a 388,671 square foot warehouse facility located at 5703
Mitchell Avenue, St. Joseph, Missouri.

       *   Occupancy  Rate  and  Number  of  Tenants  -  The
commercial     rental            property    acquired    was
constructed in 2000. Commencing December 1, 2000, the property was 100% occupied under a 15-year net lease agreement with The Mead Corporation. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

       *    Principal   Business   of  Tenant  -  The   Mead
Corporation  uses this property as a distribution  facility.
Registrant believes that The Mead Corporation will continue to use this property as such.

     * Principal Provisions of Lease - The following are the principal provisions of the lease:

           Term                    Monthly Rent

     12/01/00 - 11/30/05             $ 95,262
     12/01/05 - 11/30/10             $102,883
     12/01/10 - 11/30/15             $111,113


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      At  the end  of the  lease term, the tenant  has  five
5-year options to renew at 108% of the annual rent for the immediately preceding year.

      The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Amortization - The basis for amortization is the estimated economic life of the property. Approximately 93.6% of the price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *    Anticipated Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the Registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

      The  following  is  pro forma  financial  information.
The  impact   of   the property  acquired to  the  financial
statements of the  Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

     Rental and Occupancy Charges - Increase of $1,239,000 based upon amortization of the total rental payments for scheduled rent over the remaining lease term.

     Interest Expense - Increase of $1,011,000 based upon a lease obligation of $8,850,000 payable at 8.12% and monthly lease and interest payments of $85,189 per month for 15 years; a loan of $500,000 payable at 8.12% and monthly principal and interest payments of $4,813 per month for 15 years; and a revolving line of credit balance increase of $3,100,000 at prime (currently 8.5%).

     Amortization Expense - Increase of $300,000 based  upon
     93.6%  of  the  purchase  price  being  attributed   to
     building    and    improvements,    and   straight-line
     depreciation over a 39 year life.

     Net    Income   -  Decrease  of  $72,000  (rental   and
     occupancy    charges   less   interest   expense    and
     amortization expense).

          The    effect   of   cash   made  available   by
     operations   will   be  an increase  of  $228,000  (net
     income plus amortization).

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     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash   and  Cash Equivalents - Decrease  of   $100,000,
     the amount of cash used for the purchase.

     Lease   Property  -  Capital  Lease  -   Increase    of
     $12,500,000, based on the purchase price.

     Notes   Payable -  Increase of  $3,600,000, the  amount
     used  on   the  revolving line of credit and  the  note
     issued.

     Capital Lease Obligation - Increase of $8,850,000, the net present value of the minimum lease payments at 8.12% over 15 years.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

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                         SIGNATURES


       Pursuant   to  the  requirements  of   the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                  MONMOUTH REAL ESTATE INVESTMENT CORPORATION





                  /s/  Anna T. Chew
                       ANNA T. CHEW
                       Controller



     Date       February 20, 2001



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